UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

POWER EFFICIENCY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-31805	22-3337365
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

839 Pilot Road, Suite A, Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 697-0377

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

On September 14, 2010, at a duly held meeting of the board of directors of the Company, the board of directors elected Raphael (Robbie) Diamond to serve on the board of directors of the Company until the next annual meeting of the Company’s stockholders or such time as his successor is elected.

Mr. Diamond, 36, is the founder, President and CEO of Securing America’s Future Energy (SAFE) since 2004. Mr. Diamond is also the President and CEO of the Electrification Coalition since 2009, a nonpartisan, not-for-profit group of business leaders committed to promoting policies and actions that facilitate the deployment of electric vehicles on a mass scale in order to combat the economic, environmental, and national security dangers caused by our nation’s dependence on petroleum.  Prior to his roles with SAFE and the Electrification Coalition, Mr. Diamond served as Deputy Director of Community Outreach on Senator Joe Lieberman’s 2004 presidential campaign. Before that, Mr. Diamond was a Director at the Washington consulting firm Fontheim International LLC, working in all practice areas of the firm.   Prior to coming to Washington, he worked with senior executives at Seagram Spirits and Wine Group on special projects.  Mr. Diamond earned an Honours Bachelor of Arts from the University of Toronto in Peace and Conflict Studies and Political Science, as well as a Master of Arts in Law and Diplomacy from The Fletcher School.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWER EFFICIENCY CORPORATION

By:	/s/ John (BJ) Lackland
John (BJ) Lackland, CFO

Date: October 19, 2010